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                                                                    Exhibit 99.1

        Media contact:              Investor contact:
        Kellie DiNaro               Rosie Sundell
        Gadzoox Networks            Gadzoox Networks
        408-361-6229                408-360-6011
        kdinaro@gadzoox.com         rsundell@gadzoox.com


               LEADING TECHNOLOGY FUND INVESTS IN GADZOOX NETWORKS

  LEAD INVESTOR, GALLEON GROUP, RECOGNIZES GROWTH POTENTIAL IN GADZOOX NETWORKS
                        AND STORAGE AREA NETWORK MARKET

        SAN JOSE, CALIF., MAY 29, 2001 -- Gadzoox Networks Inc. (NASDAQ: ZOOX), a global supplier of intelligent Storage Area Network (SAN) products, today announced that it has closed on the sale of $14.8 million of common stock in a transaction led by the Galleon Group, a prominent technology and healthcare fund. The Galleon Group is focused on the technology and healthcare industries, with specific expertise in the SAN market, and currently manages over $5.0 billion in equity funds. The investment will be used to build upon the successful launch of Slingshot, the Company's new 2 Gb Open Fabric switch, and to support the development of future products and programs during this fiscal year. The common stock was sold at a slight discount to market with no attached warrants.

        "The Galleon Group is a prominent fund in the technology sector and invests in companies with attractive long-term growth prospects," said Michael Parides, President and CEO, Gadzoox Networks. "We are pleased to be among a group of select storage networking companies in Galleon's technology portfolio."

        "We are impressed with Gadzoox Networks' positive traction with their new fibre channel fabric switch, as well as with their future plans," said Raj Rajaratnam, managing general partner, Galleon Group. "Storage networking is a high-growth market, and we believe that Gadzoox Networks is an important player in this next generation of SAN products."

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        Gadzoox Networks has been making headlines in the SAN market with the recent introduction of Slingshot 4218, the industry's first 2 Gb Open Fabric switch, and with the announcement of an OEM win with Compaq for the new 2 Gb technology.

        "The storage networking market is entering a new generation where products must be based on new standards and advanced technology, like our Slingshot 4218, in order to drive the broad adoption of SANs," said Parides. "This additional funding will contribute to our efforts to successfully ramp Slingshot and develop our next-generation products."

        The foregoing statements regarding the company's expectations for profitability are preliminary and forward-looking. These forward-looking statements involve a number of risks and uncertainties. The Company's inability to achieve its overall revenue forecast for fiscal 2002 would have a material adverse effect on its ability to achieve its business objectives and operate as a going concern. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including but not limited to market acceptance of the Company's new products, in particular the Slingshot 2 Gb Open Fabric switch, and the speed at which customers adopt current and new products for SANs; the Company's dependence on a limited number of products, a significant portion of which are sold to a limited number of partners including OEM and distribution channel partners; the ability and willingness of the Company's distribution channel partners to sell the Company's products; the Company's dependence on a limited number of customers; growth rates of the market segment within which the Company participates; the Company's ability to develop, introduce, ship and support new products; the Company's ability to meet future capital requirements; competition in the Company's industry and the timing of new technology and product introductions; the ability to retain and hire skilled personnel; and the Company's dependence on its contract manufacturer. These and other risks are further described under the caption "Risk Factors" in the Company's quarterly report on Form 10-QA for the fiscal quarter ended March 31, 2000. We assume no obligation to update any such forward-looking statements.

ABOUT GADZOOX NETWORKS

Gadzoox Networks, the first company to announce and demonstrate 2 Gb open fabric switch technology, offers intelligent Storage Area Network (SAN) Fibre Channel products that free IT



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managers from the increasing challenges of managing greater amounts of data with limited resources. Gadzoox Networks' industry-leading storage networking products improve backup and restore, enable high availability, accelerate performance, and reduce storage management costs. Gadzoox Networks is a voting member of the Storage Networking Industry Association (SNIA), with corporate headquarters located at 5850 Hellyer Avenue in San Jose, California. For more information about Gadzoox Networks' products and technology advancements in the SAN industry, visit the company's Web site at http://www.gadzoox.com.



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